  Exhibit 10.21

‘33 Act Fund Platform Support Agreement

This ‘33 Act Fund Platform Support Agreement (the “Agreement”) is made and entered into by and among Toroso Investments, LLC (“Toroso”), Tidal ETF Services LLC (“Tidal”), Hashdex Asset Management Ltd. (“Hashdex”), Victory Capital Management Inc. (“Victory Capital”) and Teucrium Trading, LLC (“Teucrium”) as of May 23, 2022 (the “Effective Date”). Each of Toroso, Tidal, Hashdex, Victory Capital, and Teucrium may be referred to herein as a “Party,” or collectively, as the “Parties.”
BACKGROUND:

A. Toroso is a Delaware limited liability company, and is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Investment Advisers Act of 1940 as amended (the “Advisers Act”).

B. Toroso is also registered as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

C. Tidal is a Delaware limited liability company that specializes in, among other things, consulting and administrative support services to pooled investment vehicles.

D. Hashdex is a Cayman Islands investment manager that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other cryptoassets.

E. Victory Capital is a New York corporation, and is an investment adviser registered with the SEC pursuant to the Advisers Act.

F. Teucrium is registered as a CPO and a CTA with the CFTC and is a member of the NFA.

G. Teucrium has developed the Hashdex Bitcoin Futures Fund (formerly Teucrium Bitcoin Futures Fund) (the “Fund”), which as of the date of this Agreement is a series of the Teucrium Commodity Trust (the “Trust”), which Trust is governed by a certain Fifth Amended and Restated Declaration of Trust and Trust Agreement dated as of April 26, 2019 by and between Teucrium Trading, LLC as Sponsor and Wilmington Trust as Delaware Trustee (the “Current Trustee”).

H. It is the expectation of the Parties that Toroso will use commercially reasonable efforts to organize a new Delaware statutory trust (the “New Trust”) and a new series thereof (the “New Fund”) and enter into a Sponsorship and Asset Transfer Agreement pursuant to which, among other things, the assets of the Fund (and certain other assets as applicable) will be transferred to the New Fund as a series of the New Trust, as successor to the Fund and the Trustee will transfer to Toroso sponsorship of the Fund.

I. The Parties intend that each Party’s respective financial obligations and rights to any profits associated with the Fund (and the New Fund) shall be as set forth in Schedule A attached hereto (the “Schedule”).

J. The Parties mutually desire to set forth in this Agreement the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Fund (and the New Fund), as well as to establish the Parties’ respective rights in profits and obligations for expenses of the Fund (and the New Fund).

K. This Background section and the Schedule attached hereto are incorporated by reference into and made a part of this Agreement.

TERMS:

NOW, THEREFORE, in consideration of the mutual promises and consideration contained herein, the receipt and sufficiency of which is acknowledged by each Party, intending to be legally bound, agree as follows:

1.  Definitions. For the purposes of this Agreement:

“Affiliate” means, when used with respect to a Party, any other Entity directly or indirectly Controlling, Controlled by, or under common Control with the subject Party.

“Approved Stock Exchange” or “Arca” means the NYSE Arca stock exchange for the Fund during such period it remains a series of the Trust. If the Fund is transitioned to the New Trust, the term “Approved Stock Exchange” shall mean a U.S. securities exchange selected by Toroso and Hashdex and set forth in the New Fund’s registration statement.

“Confidential Information” means: (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Party or the Trust or the New Trust; (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the disclosing Party a competitive advantage over its competitors; or (iii) anything designated as confidential or in the case of data or information communicated orally, is declared as confidential or proprietary at the time of disclosure and confirmed in writing by the disclosing Party, summarizing such data or information, within a reasonable period of time thereafter.

“Control” means the direct or indirect ownership of at least 50% of the outstanding voting securities of an Entity, or the right to control the policy decisions of an Entity.

“Entity” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or other legal entity.

“Net Assets” means the Fund’s net assets or the New Fund’s net assets, as the case may be.

“New Fund” has the meaning set forth in the Background.

“New Trust” has the meaning set forth in the Background.

“Profit” shall have the meaning set forth in the Schedule.

“Reasonable efforts” shall include taking into account relevant commercial and regulatory factors.

“Regulations” (or “regulatory proceedings”) means regulations and proceedings by governmental agencies (such as the SEC) and self-regulatory organizations (such as FINRA, and securities or futures exchanges).

“Wind-Down Costs” has the meaning set forth on the Schedule.

2. Obligations of the Parties.
2.1. Each Party shall bear its respective financing and/or payment responsibilities as more fully described in Schedule A.

2.2. Each of Toroso, Tidal, Teucrium, Victory Capital, and Hashdex shall:

2.2.1.
to the extent permitted by applicable law, incorporate the Fund (and the New Fund) into its marketing activities where appropriate, which may include, but is not limited to providing a Fund/New Fund launch press release, website data content, Fund launch webinars, follow-on webinars, and Fund promotion via social media outlets; and

2.2.2.
use Reasonable Efforts to cooperate with each other Party as necessary to fulfill its respective obligations under this Agreement. For the avoidance of doubt, and without limitation of the foregoing, each Party shall use Reasonable Efforts to cooperate with each other Party and to implement and launch the Fund and to effect the transition of the Fund to the New Fund under the terms contemplated by the Schedule.

NOTE: Each Party acknowledges and agrees that none of the Parties are registered as a broker-dealer and that none of the Parties shall take, nor be obligated to take, any actions that would require a Party to be so registered as a broker-dealer, although certain of the affiliates of certain Parties may be broker-dealers registered with the SEC. In addition, if any of the Parties takes any action required to be undertaken by a registered person, such person shall be a duly registered representative of a U.S. registered broker-dealer. For purposes of Sections 2.3 and 2.4, no Party or its affiliated broker-dealer, if applicable, shall be required to take any action that is in contravention with any law that is applicable to such Party or any affiliated broker-dealer.

2.3. Existing Fund: During such time as the Fund remains a series of the Trust, each Party shall have the following obligations:

2.3.1.
Teucrium Obligations:* Unless the Parties otherwise mutually agree, Teucrium shall act as “Sponsor” of the Fund (as that term is used in the prospectus).

2.3.2.
Toroso Obligations: None.

2.3.3.
Tidal Obligations: None.

2.3.4.
Hashdex Obligations: Hashdex shall provide to the other Parties research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Fund. The Parties agree that, except as otherwise agreed by Hashdex, Hashdex shall be described in the registration statement and prospectus for the Fund as the “Digital Asset Adviser” to the Fund and its Sponsor with an obligation to provide the foregoing services in connection with the Fund.

2.3.5.
Victory Capital Obligations: Subject to mutual agreement of the Parties, Victory Capital shall provide sub-advisory and sales support services for the Fund.

* It is the intention of the Parties to transition some or all of Teucrium’s obligations to Toroso, Tidal, Hashdex, and/or Victory Capital on a time schedule to be mutually agreed. For the avoidance of doubt, Teucrium shall remain the sole Sponsor of the Fund until an amended registration statement is effective.

2.4. New Fund. If the Fund transitions to the New Trust, each Party shall have the following obligations with respect to the New Fund:*

2.4.1.
Teucrium Obligations: None.

2.4.2.
Toroso Obligations: Toroso shall serve as the “Sponsor” of the New Fund (as that term is used in the prospectus).

2.4.3.
Tidal Obligations: Tidal shall provide fund administration and related services for the New Fund.

2.4.4.
Hashdex Obligations: Subject to mutual agreement of the Parties, Hashdex shall provide to Toroso research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the New Fund. The Parties agree that, except as otherwise agreed by Hashdex, Hashdex shall be described in the registration statement and prospectus for the New Fund as the “Digital Asset Adviser” to the New Fund and its Sponsor with an obligation to provide the foregoing services in connection with the New Fund.

2.4.5.
Victory Capital Obligations: Subject to mutual agreement of the Parties, Victory shall provide sub-advisory and sales support services for the New Fund.
* The formalization of such roles with respect to the New Fund shall be made in the format and at a time mutually agreed between Teucrium, Toroso, Tidal, Hashdex, and Victory Capital, taking into account the operations of the New Fund and any applicable regulatory requirements.

3. Fund’s Name.

3.1. The name of the Fund includes “Hashdex”, and it shall not be changed without the written consent of Hashdex. Hashdex hereby represents, warrants and covenants to the other Parties, that Hashdex or its Affiliates is the owner or licensee of the trademarks, service marks and other intellectual property rights in the name of the Fund, and any logos provided by or on behalf of Hashdex in connection with this Agreement (collectively, the “Hashdex Marks”). Hashdex hereby further represents, warrants, and covenants to the other Parties, that Hashdex has the authority to grant all such licenses contemplated hereby. Hashdex hereby provides each of the other Parties a fully paid up, royalty free license to use the Hashdex Marks for purposes related to this Agreement, which shall include, without limitation, including such Hashdex Marks in the Fund’s registration statement and marketing materials. Hashdex hereby grants each of the other Parties the authority to sub-license such Hashdex Marks to one or more of the Trust, and the Trust’s service providers for use in connection with this Agreement. This license and such grant of authority will remain in effect for the Term and will apply to the Hashdex Marks notwithstanding the transfer of any such Hashdex Marks by operation of law or otherwise to any permitted successor, corporation, organization, or individual. For the avoidance of doubt, the foregoing license and grant of authority shall terminate upon Hashdex’s withdrawal from this Agreement.

4. Condition.

4.1. This Agreement is subject to the completion of the review of the Fund’s registration statement by the NFA.

4.2. If the condition of the Section 4.1 is not timely met, each Party shall have the right to terminate this Agreement by providing thirty (30) days’ prior written notice to the other Parties. Such notice shall specify with particularity the nature of the existence of the foregoing conditions and shall be effective on the date of such termination specified therein unless the breaching Party shall correct such foregoing condition within the notice period. If the failure to satisfy the condition is due to Teucrium’s failure to use Reasonable Efforts, Teucrium shall reimburse Toroso and Hashdex for their payments under this Agreement and be responsible for all Wind-Down Costs.

5. Term and Termination.
5.1.
Indefinite Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until the earliest of (i) its termination in accordance with Section 4 (Conditions) above, (ii) the Fund or the New Fund, as the case may be, withdraw its registration statement from the SEC or completely liquidates (in either case, other than, in the case of the Fund, to reorganize into the New Fund or another successor entity), (iii) at any time there is only one Party remaining to this Agreement, or (iv) upon written agreement of all of the then-remaining Parties.

5.2.
Forced Withdrawal. A Party may be forced to withdraw (or elect to withdraw pursuant to clause (ii), (iii) or (iv) below) as a Party to this Agreement upon one or more of the following occurrences:

(i)
in accordance with subsection 5.3 below upon such Party’s uncured material breach of this Agreement;

(ii)
upon ninety (90) days’ prior written notice by a Party to the other Parties (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if any legislation or regulation is finally adopted or any government interpretation is issued that prevents that Party from fulfilling any of its material obligations contained in this Agreement;

(iii)
after the first anniversary of this Agreement, a Party may withdraw from this Agreement by providing the other Parties at least 180 days’ written notice; provided that such Party and the remaining Parties shall promptly work together in good faith to address all of such withdrawing Party’s obligations under this Agreement by: (x) assuming one or more of the withdrawing Party’s obligations under this Agreement; (y) engaging a third-party, reasonably satisfactory to all remaining Parties, to assume one or more of the withdrawing Party’s obligations through an amendment of this Agreement; and/or (z) waiving future performance of one or more of the withdrawing Party’s obligations; or

(iv)
any Party may withdraw from this Agreement by providing the other Parties at least thirty (30) days’ prior written notice if the Fund does not commence operations prior to another ’33 Act bitcoin futures fund.

5.3.
Breach. In the case of (i) breach of any term or condition of the Agreement by a Party that has a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or results of operations of the Fund (or the New Fund) or the Trust (or the New Trust), or (ii) material breach of any payment obligation of the Agreement, a non-breaching Party or Parties may remove such breaching Party as a party to this Agreement by giving at least thirty (30) days’ prior written notice to all of the other Parties of its intent to cause such removal if such breach is not remedied. Such notice shall specify with particularity the nature of the alleged breach. The date of the breaching Party’s removal as a party from this Agreement shall be set forth in such notice shall be the effective date of such withdrawal unless the breaching Party shall correct such breach within the notice period.

5.4.
Effect of Withdrawal. In the event of a Party’s voluntary or forced withdrawal as a party to this Agreement, the withdrawing Party shall forfeit all rights to any revenue or profit generated by the Fund after the date of such withdrawal (but not revenue or profits generated prior to such time, including those that have not been distributed). Subject to Sections 5.5, 6, 7, 8 and 9 below, upon a Party’s withdrawal from this Agreement, the Agreement shall be deemed terminated with respect to such Party and such Party shall have no further financial obligations with respect to Fund costs or expenses that arise after such date.

The remaining Parties shall promptly work together in good faith to address all of such withdrawing Party’s obligations under this Agreement by: (i) assuming one or more of the withdrawing Party’s obligations under this Agreement; (ii) engaging a third-party to assume one or more of the withdrawing Party’s obligations; and/or (iii) waiving future performance of one or more of the withdrawing Party’s obligations.

5.5.
Effect of Termination. In the event of the Fund’s wind-down, each then-remaining Party shall bear its respective financial obligation set forth on the Schedule with respect to any Fund Wind-Down Costs. If the Fund is wound down and liquidated within 180 days of a Party’s withdrawal from this Agreement, such Party shall remain obligated to pay its respective portion of the Fund’s Wind-Down Costs unless a third-party successor assumed such Party’s responsibilities under Section 5.2(iii)(y).

6. Warranties.
6.1.
Each Party hereby represents and warrants to the other Parties that:

6.1.1. it has the full right, power and authority to execute, deliver and perform this Agreement in accordance with its terms;

6.1.2. this Agreement has been duly executed and delivered by or on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms; and

6.1.3. unless expressly set forth herein, no consent, approval, authorization or order of any person or entity is required for the execution delivery or performance of this Agreement by such Party, and neither the execution, delivery nor performance of this Agreement by such Party will (a) conflict with, or result in a breach of, or constitute a default under, or result in a violation of, any organizational document of such Party or any agreement or instrument to which such Party is subject or by which it is bound, or (b) result in the violation of any applicable law, rule, or regulation to which such Party is subject.

6.2.
The representations and warranties set forth in this Section 6 (Warranties) shall survive the execution, delivery, and termination of this Agreement.

7. Limitations of Liability
7.1.
Except for (i) Operational Costs and Profits as contemplated by Schedule A, (ii) breach of Section 9 (Confidentiality), and (iii) as otherwise expressly contemplated by this Agreement, no party shall be liable for any, special or punitive damages arising out of or relating to this Agreement, including, but not limited to, any lost profits or revenues, harm to business, or lost savings of any kind or nature whatsoever, regardless of the form of action, whether in contract, warranty, strict liability, or tort (including, without limitation, negligence of any kind, whether active or passive) even if such party has been notified of the possibility of such loss.

7.2.
Except for a Party’s financial obligations with respect to Fund costs and expenses, a Party’s indemnification obligations, and except if otherwise expressly specified in this Agreement or in the Schedule, in no event will the aggregate liability of any Party, whether in contract , in tort (including negligence), under a warranty, under statute or otherwise, for any claim, direct or otherwise, arising out of or in connection with this Agreement, exceed $500,000, regardless of the cause or form of action. For the avoidance of doubt, any Start-Up Costs, Operational Costs, Profits, and/or Wind-Down Costs payable under this Agreement shall be excluded from the foregoing liability cap.

7.3.
Teucrium shall not be liable for actions of any other Party, including but not limited to breach of applicable law, that occur following the transfer of the assets of the Fund to the New Fund as a series of the New Trust, and the transfer to Toroso of sponsorship of the Fund.

7.4.
This provision shall survive the termination or expiration of this Agreement.

8. Indemnification.
8.1.
Each Party (such Party, the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Parties (the “Indemnified Parties”), their respective affiliates, and their respective officers, directors, and employees, against any and all judgments, damages, costs or losses of any kind as a result of any claim, action or proceeding (whether pending or threatened) that arises out of or relates to (i) any breach by the Indemnifying Party of its representations or warranties or agreements under this Agreement, (ii) such Indemnifying Party’s gross negligence or willful misconduct, including the gross negligence or willful misconduct of the Indemnifying Party’s directors, officers, employees, and agents, unless such gross negligence or willful misconduct is carried out at the express written instruction of an Indemnified Party; and/or (iii) any breach of the confidentiality provisions of this Agreement by the Indemnifying Party.

8.2.
Each Party shall indemnify, defend, and hold harmless each of the other Parties, and their respective affiliates, and their respective officers, directors, and employees, against any and all judgments, damages, costs or losses of any kind as a result of any claim, action or proceeding (whether pending or threatened) that arises directly out of or relates directly to any untrue statement of a material fact provided by or on behalf of such Party that is intended to be contained in the Fund’s or the New Fund’s registration statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or New Fund, as the case may be, by such Indemnifying Party or the omission to state therein a material fact known to the Indemnifying Party which was required to be stated therein or necessary to make the statements therein not misleading.

8.3.
Hashdex shall indemnify, defend and hold harmless each of the other Parties, and their respective affiliates, officers, directors, and employees, against any and all judgments, damages, costs or losses of any kind as a result of any claim, action or proceeding (whether pending or threatened) that arises out of or relates to third-party claim with regard to a Party’s, or any of the Fund’s service provider’s use of any Hashdex Marks as contemplated by this Agreement, or in the Trust’s registration statement.

8.4.
Each Party (such Party, the “Post-Transfer Indemnifying Party”) shall indemnify, defend and hold harmless Teucrium, and its respective affiliates, officers, directors, and employees, against any and all judgments, damages, costs or losses of any kind as a result of any claim, action or proceeding (whether pending or threatened) relating to actions of such Post-Transfer Indemnifying Party, including but not limited to breach of applicable law, that occur following the transfer of the assets of the Fund to the New Fund as a series of the New Trust, and the transfer to Toroso of sponsorship of the Fund.

8.5.
A Party’s indemnification obligations are subject to the following: (i) such Indemnified Party notifies the Indemnifying Party within fifteen (15) days of such claim, action or proceeding, and (ii) such Indemnified Party cooperates with the Indemnifying Party in the defense thereof. Notwithstanding the foregoing, a delay in notice does not relieve an Indemnifying Party of any liability to an Indemnified Party, except to the extent the indemnifying Party shows that the delay prejudiced the defense of the action. The Indemnified Party shall have no right to settle any claim, action, or proceeding without the written consent of the Indemnifying Party without waiving the indemnity hereunder. The Indemnifying Party, in the defense of any such claim, action or proceeding, except with the written consent of such Indemnified Party, shall not consent to entry of any judgment or enter into any settlement which either (i) does not include, as an unconditional term, the grant by the claimant to such Indemnified Party of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of such Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be required to indemnify such Indemnified Party to the extent any claims, actions or proceeding arise out of or relate to (i) a breach by such Indemnified Party of its representations or warranties or agreements made herein, or (ii) such Indemnified Party’s negligence or willful misconduct.

8.6.
This provision shall survive the termination or expiration of this Agreement.

9. Confidential Information.
9.1.
No Party will use, copy, or disclose, or permit any unauthorized person access to, another Party’s Confidential Information, except as expressly directed by such other Party or as permitted herein.

9.2.
Each Party agrees that: (a) all Confidential Information shall remain the exclusive property of the owner and the receiving Party shall not use any Confidential Information for any purpose except in furtherance of this Agreement; (b) it shall maintain, and shall use prudent methods to cause its employees and agents to maintain, the confidentiality and secrecy of the Confidential Information; (c) it shall disclose Confidential Information only to those of its employees and agents who have a need to know such information in furtherance of this Agreement and who are aware of the confidential nature of such information or are under an obligation of confidentiality; and (d) it shall use prudent methods to ensure that its employees and agents do not, copy, publish, disclose to others or use (other than pursuant to the terms hereof) the Confidential Information.

9.3.
Confidential Information shall not be subject to the above confidentiality obligation to the extent: (i) it is already known to the receiving Party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving Party; (iii) it is rightfully received from a third party who, to the receiving Party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected Party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving Party without reference to the Confidential Information provided by the protected Party.

9.4.
Confidential Information may be disclosed by a Party without violating its confidentiality obligations under this Agreement to third parties to the limited extent that: (i) release of the information is necessary or appropriate in connection with the provision of services contemplated by this Agreement (including services to the Fund); (ii) it is required to be disclosed by the receiving Party pursuant to a requirement of a court order, subpoena, governmental or regulatory authority or agency, law, or binding discovery request in pending litigation (provided the receiving Party will provide the disclosing Party written notice of such requirement, to the extent such notice is permitted); (iii) it is requested to be disclosed by a governmental or regulatory authority or agency with jurisdiction over the disclosing Party; or (iv) it is relevant to any claim or cause of action between the Parties or the defense of any claim or cause of action asserted against the receiving Party. Confidential Information shared with third parties in accordance with the foregoing sentence shall otherwise remain subject to the confidentiality obligations of this Section 9. The Parties acknowledge that this Agreement (other than, to the extent permitted by applicable law, Schedule A) may be filed as an exhibit to the Trust’s and the New Trust’s registration statement.

9.5.
Each Party shall promptly report to the other Parties any actual or suspected violation of the terms of this Section 9, and shall take all reasonable steps to prevent, control, or remedy such violation.

9.6.
Each Party acknowledges that each other Party is heavily reliant on the confidentiality of its Confidential Information and that the substantial and irreparable damages which such other Party and its affiliates would sustain upon any violation of this Section 9 may be impossible to ascertain with precision and that money damages alone will not provide an adequate remedy to such other Party. In the event of any violation of the undertakings contained in this Section 9, the non-breaching Party shall be entitled, in addition to any other rights or remedies which it may have, to maintain an action for damages, and preliminary and permanent injunctive and other equitable relief, including an accounting for any profits arising from any breach of this Section 9. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Section 9 may be brought in the courts competent jurisdiction in New York, New York, and each Party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on a Party anywhere. In the case of any trade secrets or other confidential information, each Party waives any requirement that another Party prove the economic value thereof and waives any requirement that such other Party post a bond or other security in connection with the enforcement of its rights hereunder.

10. Advertising.
10.1.
Except as otherwise set forth in this Agreement, a Party shall not use the name, logos, symbols, trademarks, or other images of another Party in connection with any marketing, advertising, or other promotional material, either on-line (e.g., social media) or off-line (e.g., newspapers), relating to this Agreement without the prior written (including email) approval of the relevant other Party.

10.2.
Each Party agrees that relevant trademarks may be used during the term of this Agreement in the marketing of the Fund (unless, for the avoidance of doubt, such Party has withdrawn from this Agreement), including Fund prospectuses, statements of additional information, fact sheets, press releases, the Fund’s website and marketing campaigns directly connected with the Funds, provided, however, that prior to any such use of a Party’s trademark, such Party is afforded at least three (3) business days to consent to such use by receiving a copy of such materials and a request for the Party’s consent. If materials using a Party’s trademark do not differ in a material way from use of such trademark in substantially similar materials to which the Party has consented, then no further consent need be procured from such Party.

10.3.
The Fund’s initial press release (including any promotional material) shall be previously approved by all the Parties in writing (including through email).

11. Miscellaneous.
11.1.
Compliance with Laws. Each Party shall comply with and give all notices required by laws, ordinances, rules, regulations and lawful orders of any public authority (including without limitation child labor laws) bearing on its performance of its duties and obligations under this Agreement. Furthermore, each Party at all times shall observe and comply with all applicable national, supranational (e.g., European Union) and local laws, ordinances and regulations that in any manner affect its performance under this Agreement, and with all applicable orders or decrees as exist at present and those which may be enacted later by bodies or tribunals having jurisdiction or authority over the performance of this Agreement. Each Party agrees that all transactions in connection with this Agreement will be accurately reflected in its books and records, and that no funds or other assets shall be paid directly or indirectly to government officials or persons acting on their behalf for the purpose of influencing government decisions or actions with respect to the Fund. Each Party shall notify the other Parties if it becomes aware of any non-compliance in connection with this Agreement and shall take all appropriate action necessary to ensure compliance by itself and by its subcontractors with such laws, ordinances, rules, applicable regulations, and other policies and procedures bearing on the performance of this Agreement.

11.2.
Expense Verification Rights. The records of each Party to be reviewed for purposes of costs and expenses verification (the “Reviewed Party”), which shall include, but not be limited to, accounting records, reports, receipts, and any other documentation relating directly to the costs and expenses incurred by a Party in connection with performance of this Agreement shall be reviewable and subject to reproduction, during normal working hours, by the Reviewing party (the “Reviewing Party”) or its authorized representative to the extent necessary to adequately evaluate costs and expenses submitted by the Reviewed Party, or as required by governmental authorities or as desirable for any other valid business purpose. The Reviewing Party or its authorized representative shall give the Reviewed Party reasonable advanced notice of intent to review expense records, and shall execute a non-disclosure agreement acceptable to the Reviewed Party in its good faith opinion. Reviews conducted under this provision shall be limited to once per calendar year. Each such review shall be conducted in a manner designed to minimize the impact to the Reviewed Party’s business, including the provision of documents by U.S. mail, email, or similar means of delivery.

11.3.
Entire Agreement. This Agreement, including any appendices, schedules, or exhibits hereto (which are hereby expressly incorporated into and made a part of this Agreement), is solely and exclusively among the Parties hereto, and represents the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such Parties, without prejudice to the agreement between Hashdex and Victory Capital with respect to the split of their share of revenues and expenses (and exclusively in relation to Hashdex and Victory Capital and in connection with such issue.

11.4.
Amendments. The provisions of this Agreement may not be amended, supplemented, waived, or changed orally, except only by a writing signed by all of the Parties to this Agreement. There are no oral or written collateral representations, agreements or understandings except as provided herein. The delay or failure by any Party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

11.5.
Assignments. This Agreement may not be assigned by a Party to any other person or entity without each of the other Party’s prior written consent, which consent shall not be unreasonably withheld if the assignee provides written assurances that it has the requisite licenses and registrations and functional and financial capacity necessary to fully perform all of the assignee’s duties and obligations contemplated by this Agreement. Any assignment or transfer in contravention of this Section 11.5 shall be null and void. For the avoidance of doubt, subject to the provision of the written assurances set forth in first sentence of this Section 11.5 to the other Parties, Teucrium may, without the consent of any of the other Parties, assign this Agreement to its parent, subsidiaries and other affiliates that it controls.

11.6.
Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective legal representatives, successors, and permitted assigns.

11.7.
Notices. Any notice required or permitted to be given by a Party to another Party shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by e-mail, registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other Party’s address set forth below, or such other address(es) as may be specified in writing by one Party to another Party.

If to Toroso:

Toroso Investments, LLC:
Attn: Dan Carlson
898 N. Broadway, Suite 2
Massapequa, NY 11758
e-mail: dcarlson@torosoinv.com

If to Tidal:

Tidal ETF Services LLC
Attn: Eric Falkeis
898 N. Broadway, Suite 2
Massapequa, NY 11758
e-mail: ericf@tidaletfservices.com

If to Hashdex:

Hashdex Asset Management Ltd.
Attn.: Bruno Ramos de Sousa / Nicole Dyskant
Av. Ataulfo de Paiva, 1120, Loja A, Leblon
Rio de Janeiro, RJ, 22440-035 – Brazil
e-mail: bruno.sousa@hashdex.com / nicole.dyskant@hashdex.com

If to Teucrium:

Teucrium Trading, LLC
Attn: Sal Gilbertie/Cory Mullen-Rusin
Three Main Street, Suite 215
Burlington, VT 05401
email: sal.gilbertie@teucrium.com / cory.mullenrusin@teucrium.com

If to Victory Capital:

Victory Capital Management Inc.
Attn: Mannik Dhillon
15935 La Cantera Parkway
San Antonio, TX 78256
e-mail: mdhillon@vcm.com / cc: legal@vcm.com

or, to such other address as any Party may designate by notice complying with the terms of this Section 11.7 and deemed given upon receipt.

11.8.
Headings. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

11.9.
Severability. If any part of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by, or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

11.10.
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws.

11.11.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12.
Force Majeure. A Party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such Party; provided, however, in order to be excused from delay or failure to perform, such Party must act diligently to remedy the cause of such delay or failure, and shall give the other Parties prompt written notice of any such delays or failures.

11.13.
Required Approvals. Where agreement, approval, acceptance, or consent by a Party is required by any provision of this Agreement, such action shall not be unreasonably delayed, conditioned, or withheld.

11.14.
Independent Contractors. Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or similar business arrangement or entity of any kind, nor, unless expressly stated herein, make any of the Parties the agent of another Party, and the rights and obligations of each Party shall be limited to those expressly stated in this Agreement.

In Witness Whereof, each Party has caused this Agreement to be signed and delivered by a duly authorized officer.
Toroso Investments, LLC
By:
Print Name:
Title:
Date:

Tidal ETF Services LLC
By:
Print Name:
Title:
Date:

Hashdex Asset Management Ltd.
By:
Print Name:
Title:
Date:

Teucrium Trading, LLC
By:
Print Name:
Title:
Date:

By:
Print Name:
Title:
Date:

Victory Capital Management Inc.
By:
Print Name:
Title:
Date: